Exhibit k.6
AMENDMENT NUMBER ONE TO LOAN AGREEMENT & OMNIBUS ASSUMPTION AGREEMENT

This AMENDMENT NUMBER ONE TO LOAN AGREEMENT & OMNIBUS ASSUMPTION AGREEMENT (this “Amendment”), dated as of March 25, 2013 is entered into by and among HARVEST CAPITAL CREDIT LLC, a Delaware limited liability company (“HCC”), HARVEST CAPITAL CREDIT CORPORATION, a Delaware Corporation (“BDC”), and JMP GROUP LLC, a Delaware limited liability company (“Lender”), and in light of the following:

W I T N E S S E T H

WHEREAS, HCC and Lender are parties to: (a) that certain Loan Agreement, dated as of August 24, 2011 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), (b) that certain Promissory Note, dated as of August 24, 2011 (as amended, restated, supplemented, or otherwise modified from time to time, the “Note”), and (c) that certain Security Agreement, dated as of August 24, 2011 (as amended, restated, supplemented, or otherwise modified from time to time, the “Security Agreement”);

WHEREAS, in connection with the Loan Agreement, Security Agreement and Note, HCC, Lender and City National Bank, a national banking association (“CNB”) entered into a Deposit Account Control Agreement dated as of September 9, 2011 (the “DACA” and, together with the Loan Agreement, the Note and the Security Agreement, the “Loan Documents”);

WHEREAS, HCC is contemplating a transaction in which it will merge with and into BDC (the “Merger”) and effect an initial public offering of the BDC's securities (the “IPO”);

 WHEREAS, HCC has requested that the Lender make certain amendments to the Loan Agreement and consent to the assumption of HCC’s obligations under the Loan Documents by BDC; and

WHEREAS, upon the terms and conditions set forth herein, Lender is willing to accommodate HCC’s requests.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.      Defined Terms.  All initially capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Loan Agreement, as amended hereby.

2.      Omnibus Assumption Agreement.  Effective as of the date of satisfaction of the conditions set forth in Section 4 (the “Amendment Effective Date”):

AMENDMENT NUMBER ONE TO LOAN AGREEMENT & OMNIBUS ASSUMPTION AGREEMENT

(a)      Assumption of Obligations Under Loan Documents, Etc.  BDC hereby agrees that it shall unconditionally assume from and after the Amendment Effective Date, with retroactive effect to August 24, 2011, all rights, title, general interests, obligations and liabilities of (i) “Company” under the Loan Agreement and Note, (ii) “Debtor” under the Security Agreement, (iii) “Customer” under the DACA, and (iv) any other obligation of HCC under any Loan Document (in furtherance of and in addition to, and not in lieu of, any assumption or deemed assumption by operation of law) and, without limiting the generality of the foregoing, agrees that it will perform and observe on and after the Amendment Effective Date, all Obligations, covenants and agreements to be performed by HCC under, and that on and after the Amendment Effective Date it will be bound in all respects by all of the terms and conditions of, the Loan Agreement and each other Loan Document, in each case as if BDC were an original party thereto, without further action required on the part of either party.  In addition, as of the Amendment Effective Date, BDC assumes, with retroactive effect to August 24, 2011, all liabilities of HCC arising out of all representations, documents, instruments and certificates made or delivered by HCC under or in connection with each Loan Document (including, without limitation, the punctual payment when due of the principal, interest and fees owing thereunder from time to time) and grants to the Lender, pursuant to Section 2 of the Security Agreement, a continuing security interest in all currently existing and hereafter acquired or arising Collateral.  Further, BDC hereby confirms and agrees that the Loan Documents are, and shall continue on and after the Amendment Effective Date to be, in full force and effect in accordance with their respective terms and are, effective as of the Amendment Effective Date, ratified and confirmed by BDC in all respects, and the Security Agreement and all of the Collateral described therein do, and shall continue on and after the Amendment Effective Date to, secure the payment of the Obligations purported to be secured thereby in accordance with their respective terms and the security interest created by the Security Agreements shall extend to the assets of BDC as if it were an original signatory thereto.  BDC and Lender shall promptly send notice of the assumption of the DACA to CNB.  BDC acknowledges that Lender shall, upon the Amendment Effective Date, amend any financing statements filed against HCC to reflect that BDC is the debtor thereunder.

(b)      Omnibus Amendments to Loan Documents.  In reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Loan Documents, including, without limitation, all exhibits and schedules thereto, shall be amended (a) to provide that all references to “Harvest Capital Credit LLC” or “Harvest Capital Credit LLC, a Delaware limited liability company” shall be deemed to refer to “Harvest Capital Credit Corporation as successor to Harvest Capital Credit LLC” or “Harvest Capital Credit Corporation, a Delaware corporation, as successor to Harvest Capital Credit LLC, a Delaware limited liability company,” (b) the organizational identification number of HCC in Schedule 1 of the Security Agreement shall be replaced with the following organizational identification number of BDC: 5242075; and (c) as otherwise may be necessary to effectuate this Amendment.

(c)      Consent to Merger.  Lender hereby consents to Merger and waives the notice requirement set forth in Section 5(c) of the Security Agreement.  HCC/BDC agrees that it will provide Lender with a copy of the Certificate of Merger filed with the Delaware Secretary of State promptly (and in any event within five Business Days) of the Merger.

3.      Amendments to Loan Agreement.  Effective on the Amendment Effective Date, the Loan Agreement is amended as follows:

(a)      Section 1.01 of the Loan Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

  “First Amendment” means the Amendment Number One to Loan Agreement & Omnibus Assumption Agreement, dated as of March 25, 2013, which amends this Agreement.

  “First Amendment Effective Date” means the Effective Date, under and as such term is defined in the First Amendment.

(b)      Section 1.01 of the Loan Agreement is hereby amended by amending and restating the following definitions in their entirety as follows:

  “Applicable Margin” means with respect to (i) Base Rate Loans, 2.25% per annum and (ii) Eurodollar Rate Loans, 4.50% per annum.

  “Eurodollar Rate” for any Interest Period, means the British Banker's Association definition of the London InterBank Offered Rates as made available by Bloomberg LP, or such other information service available to Lender, for the applicable monthly period upon which such Interest Period is based for any Eurodollar Rate Loan, as quoted by Lender, in the case of the borrowing of a Revolving Loan based on the Eurodollar Rate or a conversion of any Base Rate Loan into a Eurodollar Rate Loan, on the date that is two Business Days prior to the borrowing or conversion of such Eurodollar Rate Loan or, in the case of a continuation of an existing Eurodollar Rate Loan, on the last Business Day of an expiring Interest Period.

AMENDMENT NUMBER ONE TO LOAN AGREEMENT & OMNIBUS ASSUMPTION AGREEMENT

  “Maximum Revolving Amount” means the following maximum principal amount of Revolving Loans that may be outstanding at any time:

From the Closing Date to September 30, 2011: $20,000,000;

From October 1, 2011, to December 31, 2011: $22,250,000;

From January 1, 2012, to March 31, 2012: $25,000,000;

From April 1, 2012, to June 30, 2012:$27,250,000;

From July 1, 2012, to the First Amendment Effective Date: $30,000,000; and

From the First Amendment Effective Date, to the Revolving Expiry Date: $50,000,000;

provided, however, that if the Maximum Revolving Amount is reduced pursuant to Section 4.02(a) hereof, then the Maximum Revolving Amount shall thereafter be the amount so reduced pursuant to such Section; provided further, however, that if the Maximum Revolving Amount is terminated pursuant to Section 4.02(b) hereof, then the Maximum Revolving Amount shall be $0.

  “Revolving Expiry Date” shall mean April 1, 2014.

(c)      Section 2.04 of the Loan Agreement is hereby amended and restated in its entirety as follows:

SECTION 2.04 Amortization of the Term Loan.  The Term Loan Amount outstanding on the Revolving Expiry Date shall be repaid by the Company to the Lender as follows: (a) fourteen (14) equal consecutive quarterly installments, each in an amount equal to 5% of the Term Loan Amount and payable by the Company to the Lender on the first day of each fiscal quarter, beginning on April 1, 2014, and (b) a final payment to be made by the Company to the Lender on the Final Maturity Date in an amount necessary to repay in full the unpaid principal amount of the Term Loan and all other Obligations payable by the Company hereunder and under the other Loan Documents.

4.     Conditions Precedent to Amendment. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of the Amendment:

(a)      Lender shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

AMENDMENT NUMBER ONE TO LOAN AGREEMENT & OMNIBUS ASSUMPTION AGREEMENT

(b)      After giving effect to this Amendment (but subject to the provisions of Section 2), the representations and warranties herein, in the Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

(c)      No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any governmental entity against HCC, BDC, or Lender.

(d)      No Event of Default shall have occurred and be continuing or shall result from the consummation of the transactions contemplated herein.

(e)      the merger of HCC with and into the BDC shall have been consummated.

(f)      the initial public offering of securities of the BDC shall have been consummated.

(g)      All other documents and legal matters in connection with the transactions contemplated by this Amendment, including but not limited to the assignment and assumption or other acknowledgements of the BDC as successor to the rights and obligations under the Loan Documents, shall have been delivered, executed, or recorded and shall be in form and substance reasonably satisfactory to Lender.

(h)      The Lender shall have received, in form and substance satisfactory to it, results of such Lien searches as it shall reasonably request, and evidence that all filings, registrations and recordings have been made in the appropriate governmental offices, and all other action has been taken, which shall be necessary to create, in favor of the Lender, a perfected first priority Lien on the Collateral.

(i)      The Lender shall have received the following, in form and substance satisfactory to it:
(i) evidence that all (A) authorizations or approvals of any governmental agency or authority, and (B) approvals or consents of any other Person, required in connection with the execution, delivery and performance of this Amendment and BDC’s assumption of HCC’s obligations under Loan Documents shall have been obtained; and

(ii) a certificate of the Secretary or other appropriate officer of BDC, dated the Amendment Effective Date, certifying (A) copies of the Organic Documents of the BDC and the resolutions and other actions taken or adopted by BDC authorizing the execution, delivery and performance of this Amendment and the assumption of HCC’s obligations under Loan Documents, and (B) the incumbency, authority and signatures of each officer of the BDC authorized to execute and deliver this Amendment.

5.      Representations and Warranties. Each of HCC and BDC hereby represents and warrants to Lender as follows:

(a)      It (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified reasonably could be expected to result in a material adverse effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted, to enter into this Amendment and carry out the transactions contemplated hereby.

AMENDMENT NUMBER ONE TO LOAN AGREEMENT & OMNIBUS ASSUMPTION AGREEMENT

(b)     The execution, delivery, and performance by it of this Amendment (i) have been duly authorized by all necessary limited liability company action, (ii) do not and will not (A) violate any material provision of federal, state or local law, rule or regulation, or any order, judgment, decree, writ, injunction or award of any arbitrator, court or governmental entity binding on it, (B) violate the certificate of formation or limited liability company agreement of it, (C) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of it, except to the extent that any such conflict, breach or default could not individually or in the aggregate reasonably be expected to have a material adverse effect, (D) result in or require the creation or imposition of any lien of any nature whatsoever upon any assets of HCC, other than as expressly permitted by Lender, or (E) require any approval of HCC’s interest holders or any approval or consent of any person under any material contractual obligation of HCC, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of a material contractual obligation, for consents or approvals, the failure of which to obtain could not individually or in the aggregate reasonably be expected to cause a material adverse effect.

(c)      The execution, delivery and performance by HCC of this Amendment, and the consummation of the transactions contemplated herein do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any governmental entity other than consents or approvals that have been obtained and that are still in force and effect.

(d)      This Amendment, when executed and delivered by each person that is a party thereto, will constitute the legal, valid and binding obligation of it, enforceable against it in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally.

(e)      As of the date hereof, no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any governmental entity against HCC.

(f)       No Event of Default has occurred and is continuing as of the date of the effectiveness of this Amendment, and no condition exists which constitutes an Event of Default.

(g)      The representations and warranties set forth in this Amendment, the Loan Agreement, and the other Loan Documents, as amended by this Amendment and after giving effect hereto, are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

6.      Agreements.   This Amendment has been entered into without force or duress, of the free will of HCC and BDC, and the decision of HCC and BDC to enter into this Amendment is a fully informed decision and HCC and BDC are aware of all legal and other ramifications of each decision.  Each of HCC and BDC has read and understands this Amendment, has consulted with and been represented by independent legal counsel of its own choosing in negotiations for and the preparation of this Amendment, has read this Amendment in full and final form, and has been advised by its counsel of its rights and obligations hereunder and thereunder.

7.      Amendment Fee; Payment of Costs and Fees.

(a)      Unless the Loan Agreement is terminated, and all obligations thereunder and under the Loan Documents are repaid in full, on or prior to the date that is thirty (30) Business Days after the Effective Date, BDC shall pay Lender an amendment fee in the amount of $100,000 on the date that is thirty (30) Business Days after the Effective Date.

(b)      HCC and BDC shall reimburse Lender on demand for all of its actual out-of-pocket costs, expenses, fees and charges in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto (which costs may include the reasonable fees and expenses of any attorneys retained by Lender).

AMENDMENT NUMBER ONE TO LOAN AGREEMENT & OMNIBUS ASSUMPTION AGREEMENT

8.      Choice of Law.  This Amendment and the rights of the parties hereunder, shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts made and to be performed in the State of California.

9.      Amendments.   This Amendment cannot be altered, amended, changed or modified in any respect or particular unless each such alteration, amendment, change or modification shall have been agreed to by each of the parties and reduced to writing in its entirety and signed and delivered by each party.

10.    Counterpart Execution.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same agreement.  Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

11.    Effect on Loan Documents.

(a)      The Loan Documents, as amended hereby, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects.  Except for the amendments to the Loan Documents expressly set forth herein, the Loan Documents shall remain unchanged and in full force and effect.  The execution, delivery and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Lender under the Loan Documents.  The amendments set forth herein are limited to the specifics hereof, and, except as expressly set forth herein, shall neither excuse any future non-compliance with the Loan Documents, nor operate as a waiver of any Event of Default.

(b)      Upon and after the effectiveness of this Amendment, (i) each reference in the Loan Agreement to “this Agreement”, “the Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby, (ii) each reference to “the Note”, “thereunder”, “therein”, “thereof” or words of like import referring to the Note, shall mean and be a reference to the Note as modified and amended hereby, (iii) each reference to “the Security Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Security Agreement, shall mean and be a reference to the Security Agreement as modified and amended hereby, and (iv) each reference to “the Deposit Account Control Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the DACA, shall mean and be a reference to the DACA as modified and amended hereby.

(c)      To the extent any terms or provisions of this Amendment conflict with those of the Loan Documents, the terms and provisions of this Amendment shall control.  To the extent that any terms and conditions shall contradict or be in conflict with any terms or conditions of the Loan Documents, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Documents as modified or amended hereby.

(d)      Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”.

AMENDMENT NUMBER ONE TO LOAN AGREEMENT & OMNIBUS ASSUMPTION AGREEMENT

12.      Entire Agreement.  This Amendment, and terms and provisions hereof, and the Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

13.      Severability.  In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Signature page follows]

AMENDMENT NUMBER ONE TO LOAN AGREEMENT & OMNIBUS ASSUMPTION AGREEMENT

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

HARVEST CAPITAL CREDIT LLC,
a Delaware limited liability company,

By:
Name:
Title:

HARVEST CAPITAL CREDIT CORPORATION,
a Delaware corporation,

By:
Name:
Title:

JMP GROUP LLC,
a Delaware limited liability company,

By:
Name:
Title:

AMENDMENT NUMBER ONE TO LOAN AGREEMENT & OMNIBUS ASSUMPTION AGREEMENT